Exhibit 5

August 18, 2004

Cedar Shopping Centers, Inc.
44 South Bayles Avenue
Port Washington, NY 11050

Gentlemen:

We have acted as counsel to Cedar Shopping Centers, Inc., a Maryland corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-8 (the "Registration Statement") relating to the proposed issuance of up to 866,665 shares (the "Shares") of the Common Stock, $0.06 par value (the "Common Stock") of the Company, pursuant to the Company's 1998 Stock Option Plan and 2004 Stock Incentive Plan (the "Plans").

As such counsel, we have examined copies of the Certificate of Incorporation and Bylaws of the Company, each as amended to the date hereof, the Registration Statement, the Plans and originals or copies of such other corporate minutes, records, agreements and other instruments of the Company, certificates of public officials and other documents and have made such examinations of law, as we have deemed necessary to form the basis for the opinion hereinafter expressed. In our examination of such materials, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us. As to various questions of fact material to such opinion, we have relied, to the extent we deemed appropriate, upon representations, statements and certificates of officers and representatives of the Company and others.

Attorneys involved in the preparation of this opinion are admitted to practice law in the State of New York and we do not purport to be experts on, or to express any opinion herein concerning, any law other than the laws of the State of New York or the federal laws of the United States of America.

Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued under the circumstances contemplated in the Registration Statement and the Plans, will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,

STROOCK & STROOCK & LAVAN LLP